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                                                                   EXHIBIT 10(l)

                              EMPLOYMENT AGREEMENT


     This Agreement is made and entered into by and between MARLTON TECHNOLOGIES, INC., a New Jersey corporation (the "Company"), and STEPHEN P. ROLF (the "Employee") as of the 24th day of November, 1999.


BACKGROUND

     The Company desires to employ the Employee and the Employee desires to be employed by the Company, in the sale, design and manufacture of exhibits and displays, and the provision of related services (the "Business"), on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, intending to be legally bound hereby, the parties agree as follows:

     1. Employment. The Company shall employ the Employee and the Employee shall enter into the employ of the Company in the Business as its Chief Financial Officer (initially reporting to the Company's Chief Executive Officer), for the period commencing no earlier than December 29, 1999 and no later than January 24, 2000, as mutually agreed by the parties (the "Effective Date") and continuing until terminated by either party with written notice (the "Employment Period"), provided if the Company terminates this Agreement without Cause (as defined in Paragraph 5(a)), Company will continue Employee's base salary for a period of six months after such termination.

     2. Performance of Duties. During his employment by the Company, the Employee shall devote his best efforts and all of his business time to the business affairs of the Company, shall faithfully and efficiently perform such duties as may be assigned to him from time to time by the Company and shall comply with all Company policies and procedures and shall provide information to and shall cooperate with other Company employees as reasonably required to service customers of the Business. Employee may not sell, represent, broker or distribute services or products of any person or entity other than the Company. All leads and customers will be referred by Employee exclusively to the Company. Employee's principal place of business will be the Company's primary facility in Philadelphia, Pennsylvania.


      3.    Compensation.

          (a) During his employment by the Company, the Employee shall receive
     (i) salary at the rate of $120,000 per year paid bi-weekly; (ii) a bonus plan as provided on the attached Schedule A; and (iii) stock options as set forth on Schedule A. The Company generally reviews performance on an annual basis and salary on a bi-annual basis. Employee's first salary review date will be January1, 2001 and every two years thereafter.

          (b) Employee and his dependents shall be entitled to participate in any health or benefit plans which the Company in its sole discretion sponsors for its employees and their dependents generally at the time the Employee is entitled to participate therein, subject to the conditions of such plans. The Company currently pays all of the premium for employees and their dependents participating in the Company's medical benefits plan. The Company will also reimburse Employee for up to three months of his COBRA premiums.

          (c) Employee shall receive vacation in accordance with the Company's standard vacation policy, at such times as mutually agreed by Employee and the persons to whom the Employee reports, but in no event less than three weeks per year.


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          (d) Employee shall be entitled to receive reimbursement only for those business expenses which Employee reasonably incurs in connection with the performance of his duties which are billed to and paid by a customer or are reasonably associated with his employment activities and are approved in advance in writing by the person to whom Employee reports.

          (e) All bonus calculations and payments are subject to the Company's current standard policies, as amended from time to time.

          (f) Neither Employee nor any individual or entity related to or affiliated with Employee shall receive any compensation or consideration from any other individual or entity relating in any way to the Business during the Employment Period.

          (g) After completing one year of employment, Employee shall be eligible to participate in the Company's 401k plan, subject to the conditions of such plan. The Company currently contributes Marlton Technologies, Inc. Common Stock to such plan, in an amount equal to 25% (not to exceed $1,000 per year) of the employee's contribution.


     4. Employee Agreements. Employee agrees, except as otherwise required in the performance of his duties, not to remove from the premises of the Company at any time either during or after the term of his employment, any originals or copies of documents, reports, drawings, lists, notebooks, customer and supplier lists, price lists, files, books and records, invoices, sales orders, customer files, blueprints, specifications, proposals, job bags, drawings, photos, sales literature, promotional materials, stationery, materials and the like pertaining to the business of the Company (collectively, "Company Property"). Upon termination of his employment, Employee shall immediately deliver to the Company any and all originals or copies of Company Property used by him, in his possession or under his control.


     5. Termination of Employment.

          (a) In the event Employee voluntarily terminates his employment or the Company terminates Employee's employment for Cause (as defined below), Employee's compensation and benefits (to the extent permitted by law) hereunder shall cease as of the effective date of termination. The Company shall have no liability to Employee except payment of accrued salary under subparagraph 3(a), which shall be payable in accordance with the Company's normal practices. The term "Cause" means (i) gross negligence, (ii) willful misconduct, (iii) dishonesty, fraud, misappropriation or misapplication of funds or conviction of a felony, (iv) habitual insobriety or use of a controlled substance, (v) failure to devote all of his business time to the business of the Company, (vi) failure to perform those duties consistent with his position as set forth in Paragraph 1 of this Agreement, or (vii) failure to comply with the terms and conditions of this Agreement, which in the case of subparagraphs (v), (vi) or (vii) has not been cured by Employee within 15 days after receipt of written notice from the Company.

          (b) The Company may terminate Employee's employment upon Employee's death or disability which disability continues for a period in excess of 90 consecutive days or 90 days in any 12 month period. If Employee is terminated upon death or disability, his compensation hereunder shall accrue up to the date of his death or disability, with any such accrued but unpaid amounts to be paid to Employee, his spouse or survivors. Such compensation shall be subject to reduction by any disability insurance payments received by Employee for which the Company makes premium payments. Accrued salary shall be payable in accordance with the Company's normal practices. In addition, Employee shall be entitled to receive any accrued subparagraph 3(a) non-discretionary bonus, calculated based on the actual full annual amount multiplied by a fraction equal to the number of days in the calendar year of termination preceding the date of death or disability, divided by 365, to be paid in accordance with the terms of Paragraph 3.



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     6. Confidentiality; Restrictive Covenants.

          (a) During and after the Employment Period, the Employee will not directly or indirectly (i) solicit or induce any Employee, supplier, contractor, consultant or representative of the Company to terminate its relationship with the Company or to enter into the employ (whether as a principal, Employee, director, consultant or otherwise) of or a business relationship with any person, firm or corporation which then competes or intends to compete with the Company, or (ii) divulge or appropriate to his own use or to the use of others any Company Property, information or knowledge relating to the sales prospects, customer lists, costing, business methods, processes, techniques or procedures of the Company, or any financial data relating to its sales, profits, or costs or any of its brokers, customers or prospects.

          (b) The Employee further agrees that upon termination of his employment for any reason, for a period of two years after the date of termination of employment, he will not, directly or indirectly, do business or enter into any agreement with any broker, customer or active prospect (i.e., entity from whom the Company has received a request for proposal, bid or quote or with whom Company has had an in person meeting or to whom Company has furnished a design, estimate or proposal) of the Company (as of the date of termination or during the eighteen month period prior to termination), to provide products or services which in any manner competes or then intends to compete with the products and services of the Business.

          (c) The Employee acknowledges that he has unique knowledge and experience relating to the business of the Company which could be prejudicial and harmful to the operation of the Company's business if he violated the terms of this or any other provision of this Agreement. The Employee also acknowledges that he is not and will not be deprived of his ability to earn a livelihood or otherwise be unduly burdened by the covenants set forth in this Paragraph 6. In the event of any actual or threatened breach of any of the covenants contained in this Agreement, the Company shall be entitled to an injunction restraining the breach thereof and may pursue any other available remedies for such actual or threatened breach, including the recovery of monetary damages and an equitable accounting. If, in any judicial proceeding, a court shall refuse to enforce any of the covenants contained in this Agreement, any such unenforceable covenant shall be deemed amended to the minimum extent necessary to permit its enforcement to the extent practicable; otherwise, any such covenant shall be deemed eliminated from this Agreement for the purposes of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced. If any court determines that the duration or limit of any restriction contained in this Paragraph 6 is unenforceable, it is the intention of the parties that the restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the minimum extent required to render them valid and enforceable, such amendment to apply only with respect to the operation of this Paragraph 6 in the jurisdiction of the court that has made the adjudication. The Company and the Employee agree the restrictive covenants set forth herein are necessary for the protection of the legitimate business interests of the Company. In the event of a violation of the Employee's covenants hereunder, the duration for which such violation is continuing shall be excluded from the calculation of the period during which such covenant shall apply and Employee shall reimburse Company for all court costs, attorney fees and expenses incurred by Company in enforcing such covenants.

          (d) The Employee agrees that to the extent he develops or originates or participates in the development or origination of any designs, patents, trademarks, trade names, service marks, copyrights, patentable devices or processes (or for which patent applications are pending), proprietary materials or Company Property during the Employment Period which are used in or applicable to the business of the Company, the same shall be the exclusive property of the Company.


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          (e) For purposes of this Paragraph 6 and Paragraph 4 only, the term
     "Company" shall be deemed to include any parent, subsidiary or affiliated corporation of Marlton Technologies, Inc. which is engaged in a business the same as or substantially similar to the Business.


     7. Prior Agreements. Employee represents to Company (a) that there are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent, impair, restrict or make unlawful his execution of this Agreement or his employment hereunder, (b) that his execution of this Agreement and his employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which he is a party or by which is bound, (c) that he is free and able to execute this Agreement and to enter into employment by Company, and (d) that in the course of his employment with the Company, he will take no action to violate or infringe upon the rights of any third party. Employee agrees to indemnify, defend and hold harmless Company, its officers, directors, employees, agents and representatives from any claims, actions or litigation arising from or related to any breach of the foregoing representations or any breach of any prior agreements to which Employee is a party.


     8. Miscellaneous.

          (a) This Agreement may be amended by written agreement of the parties without the consent of any other persons, and no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

          (b) The waiver by either party of a breach of this Agreement shall not be construed as a waiver of any subsequent breach. No waiver shall be effective unless set forth in writing and signed by the party granting such waiver.

          (c) Notice shall be sufficiently given if personally delivered or shall be deemed given three business days after such notice is deposited with proper postage in the United States mail, addressed to the respective parties as set forth below or at such other address as may hereafter be furnished:

           If to the Employee:               If to the Company:
           Stephen P. Rolf                   Marlton Technologies, Inc.
           18 Bradford Way                   2828 Charter Road
           Voorhees, NJ 08043                Philadelphia, PA 19154
                                             Attn: President

          (d) This Agreement may not be assigned by Employee.

          (e) The headings used in this Agreement are inserted only for the purpose of convenience and reference, and in no way define the scope or intent of any provision or part hereof.

          (f) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Any action between Company and Employee under this Agreement shall be conducted in the state and federal courts located in Pennsylvania.

          (g) The provisions of Paragraphs 4 and 6 shall survive any termination of this Agreement.

          (h) The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. In the event of any such prohibition or unenforceability, a court of appropriate jurisdiction is authorized to amend any such provision to the minimum extent necessary to make such provision not prohibited nor unenforceable.



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          (i) In the event of any breach of this Agreement by Employee, Company may offset the amount of any claim against any amounts payable hereunder to Employee or any other amounts payable by Company (or any of its affiliated corporations) to Employee.

          (j) This Agreement constitutes the entire agreement between the parties hereto with respect to the employment of Employee by the Company and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties hereto. This Agreement may be modified only by a subsequent written document between Employee and the Company.


          IN WITNESS WHEREOF, Employee and the Company have caused this Agreement to be executed as of the day and year first written above.


                                          MARLTON TECHNOLOGIES, INC.


_______________________________           By:________________________________
Stephen P. Rolf                              Robert B. Ginsburg, Chief
                                             Executive Officer

WITNESS:

_______________________________           Attest: ___________________________
                                                  Alan I. Goldberg, Secretary





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